EXHIBIT 10.4

EPAM SYSTEMS, INC.
NON-EMPLOYEE DIRECTORS DEFERRAL PLAN

Form of Election to Defer RSUs

On settlement of any RSUs that are granted to you under the Incentive Plan, shares of Stock will be distributed to you in accordance with the terms of the Incentive Plan and the award agreements governing such RSUs. Complete this Election Form if you wish to defer receipt of all or any portion of such shares of Stock. Indicate the percentage of such shares of Stock that you wish to defer and the time at which you wish to receive such shares of Stock.

I hereby elect to defer receipt of any shares of Stock that are distributed to me on settlement of any RSUs that are granted to me in the calendar year after the date hereof (or in the case of my initial deferral election occurring within 30 days of the adoption of the Plan or my becoming eligible to participate in the plan, after the date hereof), until such time that I revoke this Election Form in accordance with the requirements of the Incentive Plan and this Election Form. Please distribute to me such shares of Stock at the time indicated below [check only one of the two options]:

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Option #1 – Lump Sum Distribution: On the July 15th following my having a “separation from service” as a director of the Company (within the meaning given in Treasury Regulation §1.409A-1(h) or successor guidance thereto).

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Option #2 – Distribution in Annual Installments: As indicated below, in substantially equal annual installments, each on July 15th, over a period of up to five years commencing with the July 15th following my having a “separation from service” as a director of the Company (within the meaning given in Treasury Regulation §1.409A-1(h) or successor guidance thereto). Please select one of the following:

	□	2 Installments: On the July 15th following my “separation from service” and the following July 15th.
	□	3 Installments: On the July 15th following my “separation from service” and on the July 15th of each of the following two years.
	□	4 Installments: On the July 15th following my “separation from service” and on the July 15th of each of the following three years.
	□	5 Installments: On the July 15th following my “separation from service” and on the July 15th of each of the following four years.
I understand that any such shares of Stock that I have not elected to defer under this Election Form will be distributed to me in accordance with the terms of the Incentive Plan and the applicable award agreements.

I acknowledge that I have received copies of the Incentive Plan and the Deferral Plan. I understand that this Election Form will remain in effect until I modify this Election Form by executing and returning to the Administrator a new Election Form or I revoke this Election Form by providing written notice to the Administrator, in each case in accordance with the terms of the Deferral Plan, and I further acknowledge that in order to modify this Election Form’s application to a particular grant of RSUs, I must modify or revoke this election form prior to the end of the calendar year prior to a grant of RSUs for which I elect for deferral.

Signature:                             Date:
Director’s Name: ____________________________

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